                                                                   EXHIBIT 99.3


               HISPANIC BROADCASTING CORPORATION AND SUBSIDIARIES
                    UNAUDITED PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma condensed consolidated statement of operations presents the Company's results of operations for the year ended December 31, 1998 as if the acquisition of WCAA(FM) (formerly WNWK(FM), the "Acquisition") had been completed on January 1, 1998. The pro forma condensed consolidated statement of operations gives effect to the Acquisition during the period presented using the purchase method of accounting and reflects the consolidated historical financial data of the Company and the Acquisition, as more fully described in the notes hereto.


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

               HISPANIC BROADCASTING CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998


                                                                                                                      Company
                                                                                                                     pro forma
                                                    Company                                    Pro forma             condensed
                                                as reported (1)       Acquisition (2)         adjustments           consolidated
                                             --------------------- --------------------- --------------------- -------------------
Net revenues                                     $ 164,121,608       $     1,616,421       $       (336,180) (3) $    165,401,849
                                                 -------------       ---------------       ----------------      ----------------
Operating expenses:
     Operating expenses                             95,783,645               947,006               (241,467) (3)       96,489,184
     Corporate expenses                              5,451,010                     -                      -             5,451,010
     Depreciation and amortization                  21,149,369               165,288                952,489  (4)       22,267,146
                                               ---------------       ---------------       ----------------      ----------------
         Total operating expenses                  122,384,024             1,112,294                711,022           124,207,340
                                               ---------------       ---------------       ----------------      ----------------

Operating income (loss)                             41,737,584               504,127             (1,047,202)           41,194,509
                                               ---------------       ---------------       ----------------      ----------------

Other expense (income):
     Interest expense (income), net                 (2,634,467)              205,882              2,739,781  (5)          311,196
     Other expense (income), net                      (251,780)               (2,820)                     -              (254,600)
                                               ----------------      ---------------       ----------------      ----------------
         Total other expense (income)               (2,886,247)              203,062              2,739,781                56,596
                                               ---------------       ---------------       ----------------      ----------------

Income (loss) before income tax                     44,623,831               301,065             (3,786,983)           41,137,913
Income tax (benefit)                                17,739,980                48,000               (612,964) (6)       17,175,016
                                               ---------------       ---------------       ----------------      ----------------

Income (loss) from continuing operations       $    26,883,851       $       253,065       $     (3,174,019)     $     23,962,897
                                               ---------------       ---------------       ----------------      ----------------
                                               ---------------       ---------------       ----------------      ----------------

Income from continuing operations
  per common share:
     Basic                                     $          0.55                                                   $          0.49
     Diluted                                   $          0.54                                                   $          0.48

Weighted average common shares outstanding:
     Basic                                          49,020,759                                                        49,322,634
     Diluted                                        49,347,646                                                        49,649,522

Other operating data:
     Broadcast cash flow                       $    68,337,963                                                   $    68,912,665


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               HISPANIC BROADCASTING CORPORATION AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL INFORMATION


(1) Represents the historical operating results of the Company for the year ended December 31, 1998.

(2) Represents the historical operating results of WCAA(FM) for the period January 1, 1998 through May 21, 1998.

(3) Represents the historical operating results of WPAT(AM) for the period January 1, 1998 through May 21, 1998.

(4) Represents incremental depreciation and amortization expense resulting from the Acquisition from the beginning of the accounting period through the date of purchase net of the WPAT(AM) depreciation and amortization for the same period as follows:


         Depreciation                   $     13,151
         Amortization                      1,327,049
         Less historical                    (165,288)
                                       -------------
                                           1,174,912
         Less WPAT(AM) historical           (222,423)
                                       -------------
                                        $    952,489
                                       -------------
                                       -------------


         The estimated weighted average useful lives of property and equipment, FCC licenses, and going concern value is assumed to be five, forty and forty years, respectively.

(5) Represents the assumed reduction in interest income for the year ended December 31, 1998 associated with the Acquisition as if the radio station was acquired on January 1, 1998. The purchase of WCAA(FM) was funded from proceeds obtained from the secondary public offering that occurred on January 22, 1998. The assumed reduction in interest income associated with the acquisition of WCAA(FM) is computed using a weighted average interest rate of 6%. This rate is based on historical yields of short-term investments.

(6) Reflects the income tax benefit related to the pro forma adjustments. The adjustment to income taxes reflects the application of the estimated effective tax rate to income before income tax for historical and pro forma adjustment amounts.


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